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                                                                   EXHIBIT 10.23



                             TECHNOLOGY LICENSE AND

                         TECHNICAL ASSISTANCE AGREEMENT

                                     BETWEEN

                               TOSHIBA CORPORATION

                                       AND

                                  TESSERA, INC.

                                       FOR

                                  mBGA PACKAGE


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     TECHNOLOGY LICENSE AND TECHNICAL ASSISTANCE AGREEMENT FOR mBGA PACKAGE


This Agreement is made and entered into as Aug 29, 2000 ("Effective Date") by and between Toshiba Corporation, a Japanese corporation with a principal place of business at 1-1, Shibaura 1-chome, Minato-ku, Tokyo 105-8001, Japan, ("Toshiba"), and Tessera, Inc. a corporation organized under the laws of Delaware, with a principal place of business at 3099 Orchard Drive, San Jose, CA 95134 U.S.A. ("Tessera").

WHEREAS, TOSHIBA has been engaged in the design, manufacture and sale of a certain package for semiconductor integrated circuit; and

WHEREAS, Tessera desires to obtain from Toshiba, and Toshiba is willing to furnish and grant the right to provide to Tessera Licensee (as hereinafter defined), certain technical information for the manufacture of a certain package for semiconductor integrated circuit, in accordance with the terms and conditions hereinafter set forth; and

WHEREAS, Toshiba and Licensee each represents that it is fully authorized to deal generally with and to make an agreement respecting the subject matter hereof;

NOW, THEREFORE, in consideration of the mutual covenants and premises contained herein, the parties agree as follows:

ARTICLE 1. PRIOR AGREEMENT

Toshiba and Tessera have entered into a TCC License Agreement, dated April 1, 1999 ("Tessera/Toshiba TCC License Agreement"), under which Tessera licensed Tessera Patents to Toshiba relating to a type of integrated circuit package called the Tessera Compliant Chip ("TCC"), and the terms of that Tessera/Toshiba TCC License Agreement are incorporated herein by reference. Capitalized terms used in this Agreement but not defined herein shall have the meanings stated in the Tessera/Toshiba TCC License Agreement. If a conflict arises between a term or provision in this Agreement and one in the Tessera/Toshiba TCC License Agreement, the term or provision in this Agreement shall prevail.


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ARTICLE 2. DEFINITIONS

The following terms whether used in singular or plural form shall have the following meanings for purposes of this Agreement:

2.1 "mBGA" shall mean a type of TCC where the contact-bearing surface of the IC device faces towards the external electrical terminals and electrical connections between IC contacts on the IC device and the electrical terminals on the package substrate are partly formed by bonding wires.

2.2 "Contract Product" shall mean the mBGA listed in Exhibit 1 attached hereto.

2.3 "Toshiba Technical Information" shall mean the documentation listed in
Exhibit 2 containing technical and engineering information, know-how, trade-secrets, proprietary information, and data concerning the manufacture of Contract Product, which documentation is contained in the authorized files of Toshiba and is commercially in use by Toshiba.

        It is understood, however, that, Technical Information does not include the following information and data:

        (i) cost and marketing information;

        (ii) information and data related to mBGA which is under development;

        (iii) information and data specifically for the manufacture of individual component materials and component parts of Contract products;

        (iv) information and data specifically for the manufacture of machines, apparatus, dies, jigs, and tools used in manufacturing mBGA;

        (v) information and data which Toshiba does not have a right to disclose or disclose of which require the payment of compensation to a third party; and

        (vi)information and data which is not owned by Semiconductor Company inside Toshiba or any other division or organization succeeding thereto.



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        2.4 "Toshiba Patents" shall mean those patents(including utility models)
        and patent applications of any country of the world (a) owned or controlled by Toshiba at any time prior to the expiration or termination of this Agreement, (b) under which Toshiba has or may acquire the right to grant a license without incurring obligation or payment of compensation to any third party, and (c) covering inventions relating to the manufacture or assembly of mBGA.

2.5 "Technical Assistance" shall mean technical discussions, lectures, guidance and/or technical training given by Toshiba's personnel to technically qualified personnel of Tessera at Toshiba's facilities in Japan or Tessera's facility in the United States, concerning Technical Information furnished to Tessera and the manufacture of Contract Product.

2.6 "Tessera Licensee" shall mean a party with which Tessera has entered into TCC License Agreement as of the conclusion of this Agreement or a party with which Tessera will enter into TCC License Agreement after the conclusion of this Agreement.

2.7 "TCC License Agreement" shall mean an agreement to be executed between Tessera and Tessera Licensee, the basic terms and conditions of which is substantially same as those of Tessera/Toshiba TCC License Agreement.

2.8 "Tessera Technical Information" means technical and engineering information, know-how, trade-secrets, proprietary information, and data concerning the design, manufacture and assembly of TCC packages, which information is contained in the authorized files of Tessera.

ARTICLE 3. TECHNICAL ASSISTANCE

3.1. (i) Toshiba shall furnish to Tessera, on a nonexclusive basis, one set of the Technical Information relating to Contract Product within sixty
        (60) days after the Effective Date of this Agreement.

        (ii) Toshiba shall furnish to Tessera, on a nonexclusive and semi-annual basis, one copy of amendments or improvements made by Toshiba to original Technical information furnished to Tessera hereunder during the five-year period from the Effective Date of this Agreement,

        (iii) Toshiba shall make good faith reasonable efforts to furnish to Tessera, on a nonexclusive

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        and semi-annual basis, one copy of information on the registered Toshiba
        Patents, if any, during the five-year period from the Effective Date of this Agreement."

        (iv) Technical Information to be furnished to Tessera hereunder shall be prepared by Toshiba in English and in metric system measurements.

3.2 Each party shall appoint a Technical Coordinator soon after the Effective Date hereof and immediately notify the other party thereof, who is responsible for the coordination, implementation and supervision of all technical actions to be taken under this Agreement, including but not limited to transmittal and receipt of any technical information hereunder. The Technical Coordinators shall meet on a semi-annual basis to discuss improvements in the Toshiba Technical Information and Patents, if any.

3.3 In order for Tessera to better understand the Technical Information to be furnished hereunder, Toshiba shall provide Tessera with Technical Assistance at Toshiba's facility in Japan in accordance with the schedule to be agreed upon by both parties and up to the number of Tessera man-days to be agreed upon by both parties.

3.4 In addition to the Technical Assistance specified in the preceding Article 3.3, upon request of Tessera, Toshiba agrees to consider in good faith providing Tessera with additional Technical Assistance during the five-year-period from the Effective Date of this Agreement, subject to reasonable availability of Toshiba's engineers and payment by Tessera to Toshiba at the rate of [*] U.S. dollars (U.S.$[*]) per man-day of Toshiba's engineer who is to provide such Technical Assistance at Toshiba's facility hereunder.

3.5 In order to assist Tessera in better understanding Technical Information furnished to Tessera hereunder, Toshiba shall, upon the written request of Tessera made during the term of this Agreement, provide Tessera with technical response or correspondence answering the questions raised by Tessera. Provided, however, that Tessera shall pay to Toshiba the actual cost incurred by Toshiba in connection with such response or correspondence, and that in the event such cost seems to be not small, Toshiba shall notify Tessera in advance of the estimated amount of such costs.

3.6 It is understood that Technical Assistance is to be provided basically at Toshiba's facilities in Japan, provided, however, that in the event that Tessera requests Toshiba to dispatch Toshiba's personnel to Tessera's facilities in order to provide the Technical Assistance due to unavoidable


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reason, Toshiba agrees to consider in good faith providing Tessera with such
Technical Assistance during the five-year-period from the Effective Date of this Agreement, subject to reasonable availability of Toshiba's engineers and payment by Tessera to Toshiba at the rate of [*] U.S. dollars (U.S.$[*]) per man-day of Toshiba's engineer who is to provide such Technical Assistance at Tessera's facilities hereunder.

3.7 (i) All expenses including travel and living expenses incurred by Toshiba's engineers in relation to the Technical Assistance provided for in this Article 3 shall be borne and paid by Tessera to Toshiba. All expenses and salaries of Tessera's technical people in relation to the Technical Assistance provided for in this Article 3 shall be borne by Tessera.

        (ii) Technical Assistance under the Article 3.6 shall be provided by Toshiba at Tessera's facility in U.S.A. in accordance with the terms and conditions of Exhibit 4 hereof.

        (iii) In the event that any interpreter is needed for the performance of Technical Assistance hereunder, any cost necessary for such interpreter shall be borne by Tessera.

3.8 Tessera shall pay to Toshiba in U.S. dollars the Technical Assistance fees and expenses incurred by Toshiba's personnel under Articles 3.3 through 3.6 by telegraphic transfer to the same bank account and in the same manner as set forth in Article 6.6 within thirty (30) days after receipt of Toshiba's invoice.

3.9 Tessera shall deliver to Toshiba free of charge during the five-year-period from the Effective Date of this Agreement technical information relating to improvements, enhancements and modifications made by Tessera to the Technical Information delivered by Toshiba to Tessera hereunder.

3.10 Tessera ensures that its engineers shall comply with the safety, security and all other applicable laws, regulations, practices, and specific instructions or directions to be made by Toshiba while Tessera's engineers are in Toshiba's premises. Tessera shall indemnify and hold Toshiba harmless from any claims arising out of any injuries, losses, damages or liabilities caused by Tessera's engineers in connection with implementation of the Technical Assistance hereunder.


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3.11 Toshiba shall provide to Tessera one copy of information relating to simulation models and results for the Contract Product pursuant to the paragraph 3.1.(i) hereof on the condition that Toshiba has had such information at that time.

3.12 Toshiba shall use good faith reasonable efforts to assist Tessera in locating a supplier to provide Tessera with prototype manufacturing and demonstration services at favorable prices.

3.13 Toshiba will make public the relationship with Tessera set forth in this Agreement, including cooperating on joint press releases and other promotion and media-related activity. Further, both parties agree to position the relationship positively to customers, analysts, the media, and in all public forums, although the specific terms of this agreement will remain confidential.

ARTICLE 4. OWNERSHIP

Except as provided herein, all titles and interests to any technical information that are delivered by Toshiba hereunder, including Technical Information, and all intellectual property rights incorporated therein and/or resulting there from shall at all times remain with Toshiba.

ARTICLE 5. RIGHTS AND LICENSES

5.1. Toshiba hereby grants to Tessera a non-exclusive and non-transferable right to grant to Tessera licensee during the term of this Agreement a non-exclusive and non-transferable sublicense under Toshiba's Patents, to manufacture and have manufactured mBGA, and to use, sell or otherwise dispose of such mBGA in all countries of the world. Tessera shall have the right under the Toshiba Patents and Technical Information to make, use, and sell test vehicle and prototypes for the sublicensing business granted to Tessera hereunder. Provided, however, that Tessera's preceding right shall be exercised by Tessera only at the time when Tessera shall exercise its right provided for Articles 5.2 and 5.3 hereof and subject to the Article 5.6 hereof.

5.2 Toshiba hereby grants to Tessera an exclusive and non-transferable right to grant to Tessera Licensee during the term of this Agreement a non-exclusive and non-transferable sublicense to use the Technical Information delivered to Tessera hereunder, in Tessera Licensee's manufacturing mBGA in all countries of the world. Toshiba agrees not to disclose the Toshiba Technical



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Information to any other party, except to the corporations as provided for in the paragraph 5.5 hereof.

5.3 Toshiba hereby grants to Tessera during the term of this Agreement an exclusive and nontransferable right to provide Tessera Licensee with the Technical Information delivered to Tessera hereunder and the technical assistance in order to assist Tessera Licensee in better understanding such Technical Information.

5.4 Tessera shall make a good faith reasonable effort to standardize the mBGA TCC and broaden its market acceptance and Tessera shall make its best efforts to license, market and promote the mBGA package and related technology.

In the event that Tessera cannot achieve the object set forth in this Article
5.4 in a manner and level satisfactory to Toshiba within the [*] ([*]) [*] period from the Effective Date of this Agreement, Toshiba shall be entitled to cancel Tessera's exclusive right provided for in the Articles 5.2 and 5.3, provided, however, that such right remains as an nonexclusive right during the term of this Agreement.

5.5 Notwithstanding the above, Toshiba shall have the right to directly enter into the Technical Assistance Agreement with each company described below in order to transfer the technology relating to the manufacture of mBGA to such companies;

        (1) Payton Technology Corporation,

        (2) Power Technology, Inc.,

        (3) Walsin Advanced Electronics, Ltd., Walton Advanced Electronics, Ltd. and its successor,

        (4) A corporation which is to be used by Toshiba as its subcontractor for the manufacture of mBGA for the benefit of Toshiba, and

        (5) Toshiba's Affiliate.

5.6 Tessera agrees to include a provision in TCC License Agreements covering mBGA that is substantially similar to the following text: "Licensee grants to Toshiba a non-exclusive, nontransferable and paid-up license to manufacture, have manufactured, use, sell, or otherwise dispose of mBGA under Licensee Patent throughout the world during the term of such Licensee Patent."

5.7 In the event that Tessera has entered into a certain agreement with Tessera Licensee for the


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purpose of providing Technical Information furnished to Tessera hereunder, Tessera shall notify Toshiba thereof within thirty (30) days of the conclusion of such agreement. Such notice shall indicate the name of Tessera Licensee, effective date of agreement and other necessary information.

5.8 Tessera may develop an appropriate brand name for the mBGA technology and may file for appropriate trademarks, which will be owned by Tessera, but will be licensed to Toshiba, Toshiba Affiliate, and the three corporations provided for the paragraph 5.5 free of charge for its use in the promotion and sale of its mBGA packages.

ARTICLE 6. COMPENSATION

6.1 In addition to the reimbursements and payments elsewhere provided for herein, Tessera agrees to make the following payments to Toshiba as compensation for Technical Information and Technical Assistance furnished to Tessera and the rights and licenses granted to Tessera hereunder: Tessera shall pay a royalty to Toshiba based on the following percentages of royalties received by Tessera from Tessera Licensees, including Toshiba, for their manufacture of mBGA TCCs using Toshiba Patents and/or Technical Information: [*] percent ([*]%) of royalties received by Tessera for each Tessera Licensee's cumulative manufacture of mBGA TCC units up to [*] mBGA TCC packages, [*] percent ([*]%) of royalties received for quantities between [*] mBGA TCC packages, and [*] percent ([*]%) of royalties received for quantities exceeding [*] mBGA TCC packages.

6.2 Royalties under Article 6.1 shall be paid semiannually within sixty (60) days after the end of June and December of Tessera's each fiscal year, or within sixty (60) days after termination of this Agreement pursuant to Articles 10.2 or 10.3

6.3 All payments hereunder by Tessera to Toshiba shall be made without deduction of any present or future tax, assessment or other governmental charge imposed upon or as a result of such payments by the U.S.A (or any political subdivision or taxing authority thereof or therein), and such taxes, assessments or charges, if any, shall be borne and paid by Tessera, provided, however, that income taxes or taxes of a similar nature (including withholding taxes) levied on such payments by tax or other governmental authorities of the U.S.A and paid by Tessera shall be deductible from the payments due to Toshiba if (a) such taxes are allowable as a credit against taxes levied on Toshiba by the tax authorities of Japan and (b) Toshiba notifies Tessera in writing when it believes there to


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exist such creditable amounts. Tessera shall send to Toshiba all certificates or other verification on such tax payments as may be required by Toshiba or the tax authorities of Japan as soon as practicable after such payment is made.

6.4 Tessera shall submit to Toshiba at each time of payment of royalty under
Article 6.1. and 6.2 hereof, a certified written statement signed by an authorized officer of Tessera (as shown in Exhibit 3) specifying all royalties received from each Tessera Licensee for mBGA packages and containing the information sufficient to determine the royalties due Toshiba for the applicable payment period.

6.5. Tessera agrees to keep true and accurate records, files and books of account containing all the data necessary for the full computation and verification of the royalty to be paid to Toshiba for mBGA and the information to be given in the statement herein provided for, and also to permit the same to be examined from time to time by Toshiba to the extent necessary for verifying the royalty due and payable hereunder, but not more frequently than once per year. Such examination shall be made at the expense of Toshiba by a person appointed by Toshiba.

6.6 All payments by Tessera to Toshiba under this Agreement shall be made in U.S. dollar by telegraphic transfer to Toshiba's account at the Sakura Bank Ltd., Head Office in Tokyo, Japan; No.0949155 or to any other account designated by Toshiba to Tessera in writing.

ARTICLE 7. WARRANTY AND LIMITATION OF LIABILITY

7.1 Nothing contained in this Agreement shall be construed as:

        (a) an agreement to bring or prosecute actions or suits against third parties for infringement of intellectual property rights or any other right, or conferring any right to bring or prosecute actions or suits against third parties for infringement of intellectual property rights or any other right;

        (b) a warranty or representation that any technical information transferred to Tessera and/or Tessera Licensee hereunder, or the manufacture, use, sale or other disposal of any TCC by Tessera or Tessera Licensee using such technical information, will be free from infringement of patents or any other intellectual property rights of any third party;



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        (c) conferring the other party any right to use in advertising, publicity or otherwise any trademark, trade name or names, any contraction, abbreviation or simulations thereof of either party;

        (d) conferring the other party, by implication, estoppel or otherwise, any license or other right, except for the licenses and rights expressly granted hereunder; and

        (e) an obligation to furnish any technical information or know-how except as otherwise specifically provided herein.

7.2 Neither party makes any warranty, express or implied, including implied warranties of merchantability and fitness for a particular purpose with respect to any technical information or technical assistance delivered to the other party and/or a Tessera Licensee hereunder or any products manufactured by such Tessera Licensee using such information. Tessera agrees to defend, indemnify and hold Toshiba harmless from and against any and all damages, liabilities, costs and expenses (including reasonable attorney's fees and expenses) arising out of or related to Tessera's use of Toshiba Technical Assistance, Technical Information and license or right provided by Toshiba. Likewise, Toshiba agrees to defend, indemnify and hold Tessera harmless from and against any and all damages, liabilities, costs and expenses (including reasonable attorney's fees and expenses) arising out of or related to Toshiba's use of Tessera Technical Information.

7.3 EXCEPT AS EXPRESSLY PROVIDED HEREIN, NEITHER PARTY MAKES ANY WARRANTIES, EXPRESSED OR IMPLIED, INCLUDING WITHOUT LIMITATION THE IMPLIED WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE. IN NO EVENT SHALL EITHER PARTY BE LIABLE FOR ANY SPECIAL, CONSEQUENTIAL, INDIRECT OR INCIDENTAL DAMAGES INCLUDING, BUT NOT LIMITED TO LOST PROFITS OR OTHER COMMERCIAL LOSS, ARISING IN ANY WAY OUT OF THIS AGREEMENT OR BASED ON TORT, NEGLIGENCE, PRODUCT LIABILITY, OR OTHERWISE, AND WHETHER OR NOT ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

ARTICLE 8. CONFIDENTIALITY

8.1 "Proprietary Information" shall mean any information disclosed by one party to the other


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party, which is in written, graphic, machine-readable or other tangible form and is marked "Proprietary", "Confidential" or in some other manner to indicate its confidential nature. Proprietary Information shall specifically include the Toshiba Technical Information and Tessera Technical Information delivered hereunder. Proprietary Information may also include oral information disclosed by one party to the other party pursuant to this Agreement, provided that such information is designated as confidential at the time of disclosure and is reduced to writing by the disclosing party within thirty (30) days from its oral disclosure, and such writing is marked in a manner to indicate its confidential nature and delivered to the receiving party.

8.2 During the five-year period following receipt of Proprietary Information from the other party hereunder, each party shall keep such Proprietary Information in confidence and shall not disclose such information to any third party without the prior written consent of the other party. Neither party shall use the other party's Proprietary Information for purposes other than those necessary to directly further the purposes of this Agreement and access to such other party's information shall be restricted to those employees with a need to know hereunder.

8.3 Each party shall not disclose the terms and conditions of this Agreement to any third party, but the existence of this Agreement may be disclosed by either party.

8.4 The confidentiality obligations provided in Articles 8.2 and 8.3 shall not apply to:

        (a) any information, which is already known to the receiving party at the time of disclosure by the other party;

        (b) any information, which is or becomes publicly known through no fault of the receiving party;

        (c) any information which is rightfully received by the receiving party from a third party after the time of disclosure without any restriction or breach of this Agreement;

        (d) any information, which is provided by the disclosing party to a third party without restriction on disclosure;

        (e) any information, which is independently developed by the receiving party;



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        (f) any information or any terms and conditions of this Agreement which is approved for release by written authorization of the other party; or

        (g) any information or any terms and conditions of this Agreement which is required to be disclosed by the order of a governmental agency, legislative body or a court of competent jurisdiction, provided that the required party shall give the other party prompt notice of such request so that the other party has sufficient opportunity to defend against, limit or protect such disclosure.

8.5 Each party acknowledges that any unauthorized dissemination or misappropriation of the other's Proprietary Information transferred to the other hereunder will constitute a material breach of this Agreement and would cause irreparable injury to the disclosing party, for which monetary damages would not be an adequate remedy and the disclosing party shall be entitled to equitable relief (i.e. injunctive relief) in addition to any remedies it may have hereunder or at law.

8.6 It is agreed that Tessera shall not have any right to have access to, and Tessera ensures that its employees shall not have access to, any technical information or data of Toshiba, which are not specifically authorized under this Agreement, and that no right or license is granted to Tessera with respect to said technical information or data.

ARTICLE 9. EXPORT CONTROL

Neither party shall export or re-export, directly or indirectly, any technical information disclosed hereunder or direct product thereof to any destination prohibited or restricted by the export control regulations of Japan and U.S., without the prior authorization from the appropriate governmental authorities. Tessera hereby certifies that Tessera will not use any technical information supplied by Toshiba hereunder for any purpose to develop or manufacture nuclear, chemical, biological weapons or missiles (hereinafter "Weapons of Mass Destruction"). Tessera further certifies that it will not sell any products manufactured using any technical information supplied by Toshiba hereunder to any party if it has actual knowledge that the end-user of such products will use them for the development and/or manufacture of Weapons of Mass Destruction.

ARTICLE 10. TERM AND TERMINATION



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10.1 Except as provided elsewhere in this Article 10, this Agreement shall become effective on the Effective Date hereof, and shall continue in effect so long as the Tessera/Toshiba TCC License Agreement remains in force and effect, unless earlier terminated as hereinafter provided in this Agreement.

10.2 If either party commits a material breach with respect to any of its obligations under this Agreement, and such breach is not cured within sixty (60) days after receipt of a written notice from the other party specifying the material breach, then the other party may terminate this Agreement forthwith by sending a written notice of termination to the breaching party. Termination of this Agreement pursuant to this Article 10.2 shall not relieve the breaching party from any liability arising from any breach of this Agreement and such termination shall be without prejudice to any other rights and remedies of non-breaching party provided at law or in equity, in addition to the rights and remedies set forth in this Agreement.

10.3 Either party shall have the right to terminate forthwith this Agreement by giving notice to the other party in the event that: (i) the other party becomes the subject of a voluntary or involuntary petition in bankruptcy or any proceeding relating to insolvency, or composition for the benefit of creditors, if that petition or proceeding is not dismissed within sixty (60) days after filing, (ii) the institution of any proceedings for the liquidation or winding up of the other party's business or for the termination of the other party's corporate charter, or (iii) the other party is merged into, or a majority interest in equity of the other party or a majority of the other party's assets are transferred to, a third party.

10.4 Upon expiration of this Agreement, all rights and licenses granted to and the obligations undertaken by each party hereunder shall terminate, except for each party's rights and licenses to use any technical information that has been transferred to such party by the other party and which such party then possesses on or before the date of expiration of this Agreement.

10.5 In case of termination by one party pursuant to Article 10.2 or 10.3 above, all rights and licenses granted to the other party hereunder shall immediately terminate, and the other party shall destroy or, at the notifying party's request, return to the notifying party all technical information received from the notifying party; provided, however, that if the terminating party is Toshiba, the rights of Tessera Licensees granted hereunder prior to such termination shall survive subject to the payment of royalties by Tessera hereunder. All rights and licenses granted to the notifying party shall survive such termination, subject to compensation payments, if any, pursuant to the terms of


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this Agreement.

10.6 Notwithstanding any provisions of this Agreement, the provisions of Articles 4, 6, 7, 8, 9, and 10 shall survive any termination or expiration of this Agreement.

10.7 Except as otherwise provided herein above, all rights and licenses granted hereunder shall immediately terminate upon expiration or termination of this Agreement.

10.8 In the event that Tessera falls into the situation provided for the subparagraph (i), (ii), or (iii) of the paragraph 10.3, and Toshiba cannot terminate this Agreement against its will under any applicable laws of the U.S., Tessera's exclusive right provided for in the paragraph 5.2 and 5.3 hereof shall be changed into Tessera's non-exclusive right.

ARTICLE 11. TESSERA LICENSEE'S COMPLIANCE

In the event that Tessera shall provide Tessera Licensee with the Technical Information furnished hereunder pursuant to the Article 5.3, Tessera shall take necessary contractual steps so that Tessera may cause Tessera Licensee to comply with provisions similar to Articles 8 (Confidentiality), 9 (Export Control) and 10 (Term and Termination) hereof.

ARTICLE 12. GENERAL PROVISIONS

12.1 All notices and communications required or permitted to be given hereunder shall be in writing in the English language and shall be by facsimile transmission, delivered personally or mailed, and shall be effective when received.

12.2 All such notices and communications shall be addressed to the following or to such address as either party may designate in writing:

If to Toshiba:

[general contract matters]
Toshiba Corporation
1-1, Shibaura, 1-chome
Minato-ku, Tokyo 105-8001, Japan

Facsimile No.: (03) 5444 - 9342

Attention: General Manager
      Legal Affairs and Contracts Division
            Semiconductor Company


Toshiba/Tessera Confidential

[technical matters]
Toshiba Corporation
800, Yamanoisshiki-cho, Yokkaichi, Mie-Pref,
512-8550, Japan

Facsimile No.:(045)890-2792

Attention: Senior Manager
            Memory Packaging Engineering Department
            Yokkaichi Operations

If to Tessera:   Tessera, Inc.
                 3099 Orchard Dr.
                 San Jose, California 95134
                 Facsimile No.: 408-894-0768
                 Attn.: Chief Executive Officer

IN WITNESS THEREOF, the parties have executed this Agreement as of the date herein below set forth.

TOSHIBA CORPORATION                          TESSERA, INC.

BY: /s/ SHIGEO KOGUCHI                       BY: /s/ BRUCE McWILLIAMS
   -------------------------------              --------------------------------

NAME: SHIGEO KOGUCHI                         NAME: BRUCE McWILLIAMS
     -----------------------------                ------------------------------

TITLE: V.P. Memory Division                  TITLE: CEO
      ----------------------------                 -----------------------------

DATE: AUGUST 29, 2000                        DATE: AUGUST 29, 2000
     -----------------------------                ------------------------------


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                                       15

                                   EXHIBIT 1

CONTRACT PRODUCT

(1) 128M RDRAM (0.2 [Greek mu]) TC 59RM716MB

(2) 256M RDRAM(0.1752 [Greek mu])

    Model Name is to be decided upon the commencement of its commercial production at the first quarter of 2001

(3) other mBGA which Toshiba will commence the commercial production thereof during the period starting from the completion of the supply of Technical Information relating to the above two kinds of Contract Product through the time when four years will pass from the Effective Date of this Agreement.

    Technical Information relating to such other mBGA to be furnished by Toshiba shall be limited To Such Technical Information as are different from those which Toshiba has furnished before.


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

                                   EXHIBIT 2

                      LICENSEE, TECHNICAL INFORMATION LIST

1.      Package Design

        1.1     Package Outline Drawings

        1.2     Tape Drawing

2.      Process Condition

        2.1     Assembly Flow Chart including Process Condition

        2.2     Qualification Control System Flow Chart

        2.3     In-Line Qualification Control Items and Spec.

        2.4     Visual Inspection Item and Spec.

        2.5     Confirm Items for Setting up New Products and Early Stage
                Products

3.      Raw Material

        3.1     Direct Materials' and Suppliers' List

        3.2     Indirect Materials' and Suppliers' List

        3.3     Material Spec. and their In-coming Inspection Item and Spec.

4.      Assembly Equipment

        4.1     Equipment Type and Suppliers' List

        4.2     Equipment Spec.

        4.3     Equipment Buyoff Conditions

        4.4     List of Jigs and Die (Drawings if necessary)


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                                   EXHIBIT 3

                     ROYALTY REPORT UNDER TECHNOLOGY LICENSE
                       AND TECHNICAL ASSISTANCE AGREEMENT

REPORTING PERIOD: From ____________________ through ______________


--------------------------------------------------------------------------------
NUMBER OF
mBGA                NUMBER OF
PACKAGES            BILLABLE PINS       ROYALTY RATE            ROYALTY (US$)

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------


TOTAL ROYALTY REMITTED:    US$
                              ------------------------


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                                       18

                                    EXHIBIT 4

              TERMS AND CONDITIONS OF TOSHIBA'S PERSONNEL DISPATCH

1.      Period of Technical Assistance

        Period of Technical Assistance shall commence on the day of Toshiba's personnel's arrival in U.S.A. from Japan and end on the day of his departure to Japan from the U.S.A.

2.      Hours of Work

2.1 Working hours of Toshiba's personnel shall be eight (8) hours a day, five (5) days a week.

2.2 In case Tessera requests Toshiba for overtime work, Toshiba may, with the consent of Toshiba's representative, comply with such request under the following conditions.

2.2.1 For overtime work or work on a holiday, Saturday, or Sunday, Tessera shall submit to Toshiba in advance a request.

2.2.2 Twenty five per cent (25%) of overtime charge shall be added for the overtime work and one hundred percent (100%) for the work done during night (between 10:00 PM and 6:00 AM) and work on a holiday, fifty percent (50%) for the work on Saturday and Sundays, after at least two days work during the previous week. The amount shall be remitted to Toshiba together with the reimbursement of Technical Assistance Fee provided for in Article 2.

3.      Reimbursement and Expenses

3.1 Reimbursement for Technical Assistance by Toshiba's personnel shall be made for the period from the date of arrival in the U.S.A. until the date of departure from the U.S.A. (including Saturdays, Sundays and Holidays) by Telegraphic Transfer Remittance to Toshiba's bank account. Such remittance shall be made in a lump sum within thirty (30) days following receipt of an invoice therefor from Toshiba.

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                                       19

3.2 Tessera shall provide, or, where applicable reimburse the cost of the following facilities to Toshiba's personnel assigned to work in the U.S.A. pursuant to Article 2 for their travel, accommodation and local transport;

3.2.1 Round trip full-fare air ticket for economy class from the normal place of assignment of such personnel to the U.S.A.

3.2.2 Travel by air or air-conditioned economy class train or other means of transportation to the place of work and back on arrival in the U.S.A. and while traveling in the U.S.A., on work assignment, cost of travel by air-conditioned first class train or by air or by other means of transportation.

3.2.3 While at the Tessera's facilities, single room or equivalent hotel accommodation. During stay on place other than Tessera's facilities, suitable hotel accommodation shall be provided.

3.2.4   Transportation facilities to and from the place of residence to work.

3.2.5 Furnished office accommodation, secretarial assistance and support, and expenses on facsimile, telegram, telex and telephone calls required for the work.

3.2.6 The first aid medical care shall be provided by Tessera to Toshiba's personnel in case of accident, injury and illness, but medical insurance shall be provided by Toshiba for it's personnel.


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